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                      MEDICINE SHOPPE INTERNATIONAL, INC.
                    EXHIBIT 11 - COMPUTATION OF NET EARNINGS
                         PER COMMON SHARE   (Unaudited)

                                      Quarter Ended           Six Months Ended
                                        March 31,                March 31,
                               -------------------------  -------------------------
                                   1995         1994          1995         1994
                                ----------    ----------    ----------   ----------
NET EARNINGS PER SHARE

Net earnings                   $ 4,080,068   $ 3,615,752   $ 8,145,449  $ 7,165,880

Average number of shares
  outstanding during
  the period                     7,748,775     7,894,222     7,792,878    7,911,440

Net earnings per share         $      0.53   $      0.46   $      1.05  $      0.91
                                ==========    ==========    ==========   ==========

PRIMARY EARNINGS PER SHARE

Net earnings                   $ 4,080,068   $ 3,615,752   $ 8,145,449  $ 7,165,880

Average number of shares
  outstanding during
  the period                     7,748,775     7,894,222     7,792,878    7,911,440

Plus shares outstanding
  considering conversion
  of stock options                  29,867             0        17,910            0
                                ----------    ----------    ----------   ----------
Average shares for primary
  earnings per share             7,778,642     7,894,222     7,810,788    7,911,440

Primary earnings
  per share                    $      0.52   $      0.46   $      1.04  $      0.91
                                ==========    ==========    ==========   ==========

FULLY DILUTED
  EARNINGS PER SHARE

Net earnings                   $ 4,080,068   $ 3,615,752   $ 8,145,449  $ 7,165,880

Average number of shares
  outstanding during
  the period                     7,748,775     7,894,222     7,792,878    7,911,440

Plus shares outstanding
  considering conversion
  of stock options                  40,530             0        40,530            0
                                ----------    ----------    ----------   ----------
Average shares for fully
  diluted earnings
  per share                      7,789,305     7,894,222     7,833,408    7,911,440

Fully diluted earnings
  per share                    $      0.52   $      0.46   $      1.04  $      0.91
                                ==========    ==========    ==========   ==========

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